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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549


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                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934



                     Date of Report (Date of earliest event reported):
                               September 22, 1999


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                                   TEXACO INC.
             (Exact name of registrant as specified in its charter)



          Delaware                         1-27                  74-1383447
(State or other jurisdiction of     (Commission File         (I.R.S. Employer
        incorporation)                    Number)         Identification Number)



      2000 Westchester Avenue,                                      10650
       White Plains, New York                                     (Zip Code)
(Address of principal executive offices)

                                 (914) 253-4000

              (Registrant's telephone number, including area code)


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Item 5.  Other Events
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On  September  22,  1999,  Caltex  Corporation,  owned 50% by Texaco  and 50% by
Chevron Corporation, sold 97.2% of its 50% equity interest (70.6 million shares) in Koa Oil Co. Ltd. to Nippon Mitsubishi Oil Corporation in response to their recent public tender offer. Caltex will recognize a loss of approximately $62 million in the third quarter, resulting from the U.S. tax consequences of the sale.

As a result of this transaction, Texaco will recognize a loss of about $80 million in the third quarter of 1999. This loss is comprised of our share of the estimated Caltex loss, plus previously-deferred currency translation amounts from prior years.





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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                                 TEXACO INC.
                                                           ---------------------
                                                                (Registrant)





                                                    By:         R. E. KOCH
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                                                           (Assistant Secretary)





Date:  September 27, 1999
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